DIREXION FUNDS
INVESTOR CLASS
DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the DireXion Funds Investor Class Distribution Plan shall be as follows:

Portfolios of the Trust	Distribution Fee as a % of Average Daily Net Assets

For each Fund listed below:	Up to 1.00%
U.S./Short Fund
OTC Plus Fund
Dow 30SM Plus Fund
Total Market Bull 2.5X Fund
Total Market Bear 2.5X Fund
S&P 500® Bull 2.5X Fund
S&P 500® Bear 2.5X Fund
NASDAQ-100® Bull 2.5X Fund
NASDAQ-100® Bear 2.5X Fund
Mid Cap Bull 2.5X Fund
Mid Cap Bear 2.5X Fund
Small Cap Bull 2.5X Fund
Small Cap Bear 2.5X Fund
Equity Income Bull 2.5X Fund
Equity Income Bear 2.5X Fund
Dollar Bull 2.5X Fund
Dollar Bear 2.5X Fund
Japan Bull 2X Fund
Japan Bear 2X Fund
Emerging Markets Bull 2X Fund
Emerging Markets Bear 2X Fund
Developed Markets Bull 2X Fund
Developed Markets Bear 2X Fund
Latin America Bull 2X Fund
Latin America Bear 2X Fund
Real Estate Bull 2X Fund
Real Estate Bear 2X Fund
Commodity Bull 2X Fund
Commodity Bear 2X Fund
Biotech Bull 2X Fund
Biotech Bear 2X Fund
Oil & Gas Bull 2X Fund
Oil & Gas Bear 2X Fund
Precious Metals Bull 2X Fund
Precious Metals Bear 2X Fund
Healthcare Bull 2X Fund
Healthcare Bear 2X Fund

Portfolios of the Trust	Distribution Fee as a % of Average Daily Net Assets

Financial Bull 2X Fund
Financial Bear 2X Fund
10 Year Note Bull 2.5X Fund
10 Year Note Bear 2.5X Fund

For each Fund listed below:	Up to 0.25%
Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Large Cap Fund
Evolution Small Cap Fund
Evolution Total Return Fund
PSI Calendar Effects Fund

For each Fund listed below:	Up to 0.40%
Dynamic HY Bond Fund
HY Bear Fund

Dated: August 1997, as amended April 28, 2006